GOLDMAN, SACHS & CO.                                           SMITH BARNEY INC.

                            THE DEALER MANAGERS FOR
                       CENTRAL AND SOUTH WEST CORPORATION
                           OFFER TO PURCHASE FOR CASH
                       ANY AND ALL OUTSTANDING SHARES OF
             THE FOLLOWING SERIES OF CUMULATIVE PREFERRED STOCK OF
                        CENTRAL POWER AND LIGHT COMPANY

                                                                                        CUSIP          PURCHASE
TITLE OF SERIES OF PREFERRED                                                           NUMBER           PRICE
---------------------------------------------------------------------------------  ---------------  --------------
                                                                                                     (PER SHARE)
Cumulative Preferred Stock ($100 par value)
4.20% Series.....................................................................  155033 20 2        $    70.39
4.00% Series.....................................................................  155033 10 3        $    62.82

    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., CENTRAL TIME, ON WEDNESDAY, APRIL 16, 1997, UNLESS THE OFFER IS EXTENDED.

                                                                  March 18, 1997

To Brokers, Dealers, Commercial Banks,
 Trust Companies and Other Nominees:

    In our capacity as Dealer Managers, we are enclosing the material listed below relating to the invitation of Central and South West Corporation, a Delaware corporation ("CSW"), to the holders of each series of cumulative preferred stock of Central Power and Light Company ("CPL"), a Texas corporation and direct utility subsidiary of CSW, listed above (each a "Series of Preferred") to tender any and all of their shares of a Series of Preferred ("Shares") for purchase at the purchase price per Share listed above, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 18, 1997 (the "Offer to Purchase"), and in the Letter of Transmittal for the Shares tendered. As to each Series of Preferred, the Offer to Purchase, together with the applicable Letter of Transmittal, constitutes the "Offer". CSW will purchase all Shares validly tendered and not withdrawn, upon the terms and subject to the conditions of the Offer. The Offer for a Series of Preferred is not conditioned upon any minimum number of Shares of such Series of Preferred being tendered and is independent of the Offer for any other Series of Preferred.

    The Board of Directors of CPL is currently contemplating soliciting proxies to amend a provision of CPL's Restated Articles of Incorporation which limits the amount of unsecured debt CPL may issue. If proxies are solicited, and such amendment is approved and adopted, CPL may make a special cash payment to shareholders who voted in favor of such amendment. Preferred Shareholders of record who vote for such amendment would be entitled to such cash payment regardless of whether they had tendered Shares pursuant to the Offer.

    We are asking you to contact your clients for whom you hold Shares registered in your name (or in the name of your nominee) or who hold Shares registered in their own names. Please bring the Offer to their attention as promptly as possible.

    CSW will pay a solicitation fee of $1.50 per Share for any Shares tendered, accepted for payment and paid pursuant to the Offer in transactions for beneficial owners of fewer than 2,500 Shares and a solicitation fee of $1.00 per Share in transactions for beneficial owners of 2,500 or more Shares, provided that solicitation fees payable in transactions for beneficial owners of 2,500 or more Shares shall be paid 80% to the Dealer Managers and 20% to any Soliciting Dealer (which may be a Dealer Manager) covered by a Letter of Transmittal which designates, as having solicited and obtained the tender, the name of (i) any broker or dealer in securities, including the Dealer Managers in their capacity as a broker or dealer, which is a member of any national securities exchange or of the National Association of Securities Dealers, Inc. (the "NASD"), (ii) any foreign broker or dealer not eligible for membership in the NASD which agrees to conform to the NASD's Rules of Fair Practice in soliciting tenders outside the United States to the same extent as though it were an NASD member, or (iii) any bank or trust company (each of which is referred to herein as a "Soliciting Dealer"). No such fee shall be payable to a Soliciting Dealer with respect to the tender of Shares by a holder unless the Letter of Transmittal accompanying such tender designates such Soliciting Dealer. No such fee shall be payable to a Soliciting Dealer in respect of Shares registered in the name of such Soliciting Dealer unless such Shares are held by such Soliciting Dealer as nominee and such Shares are being tendered for the benefit of one or more beneficial owners identified on the Letter of Transmittal or on the Notice of Solicited Tenders (included below). No such fee shall be payable to a Soliciting Dealer if such Soliciting Dealer is required for any reason to transfer the amount of such fee to a depositing holder (other than itself). No such fee shall be paid to a Soliciting Dealer with respect to Shares tendered for such Soliciting Dealer's own account. No broker, dealer, bank, trust company or fiduciary shall be deemed to be the agent of CSW, the Depositary (as defined below), the Dealer Managers or the Information Agent for purposes of the Offer.

    CSW will also, upon request, reimburse Soliciting Dealers for reasonable and customary handling and mailing expenses incurred by them in forwarding materials relating to the Offer to their customers. CSW will pay all stock transfer taxes applicable to its purchase of Shares pursuant to the offer, subject to Instruction 5 of the Letter of Transmittal.

    IN ORDER FOR A SOLICITING DEALER TO RECEIVE A SOLICITATION FEE, THE BANK OF NEW YORK, AS DEPOSITARY (THE "DEPOSITARY"), MUST HAVE RECEIVED FROM SUCH SOLICITING DEALER A PROPERLY COMPLETED AND DULY EXECUTED NOTICE OF SOLICITED TENDERS IN THE FORM ATTACHED HERETO (OR FACSIMILE THEREOF) WITHIN THREE BUSINESS DAYS AFTER THE EXPIRATION OF THE OFFER.

    For your information and for forwarding to your clients for whom you hold Shares registered in your name (or in the name of your nominee), we are enclosing the following documents:

        1.  The Offer to Purchase, dated March 18, 1997.

        2. A separate Letter of Transmittal for each Series of Preferred for your use and for the information of your clients.

        3. A Notice of Guaranteed Delivery to be used to accept the Offer if the Shares and all other required documents cannot be delivered to the Depositary by the applicable Expiration Date (as defined in the Offer to Purchase).

        4. A letter to shareholders of CPL from CSW's Chairman of the Board and President.

        5. A form of letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space for obtaining such clients' instructions with regard to the Offer.

        6. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9, providing information relating to backup federal income tax withholding.

        7.  A return envelope addressed to The Bank of New York, the Depositary.

    EACH SERIES OF PREFERRED HAS ITS OWN LETTER OF TRANSMITTAL, AND ONLY THE APPLICABLE LETTER OF TRANSMITTAL FOR A PARTICULAR SERIES OR A NOTICE OF GUARANTEED DELIVERY MAY BE USED TO TENDER SHARES OF SUCH SERIES OF PREFERRED.

    WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., CENTRAL TIME, ON WEDNESDAY, APRIL 16, 1997, UNLESS THE OFFER IS EXTENDED.

    NEITHER CSW, CPL, THEIR RESPECTIVE BOARDS OF DIRECTORS NOR ANY OF THEIR RESPECTIVE OFFICERS MAKES ANY RECOMMENDATION TO ANY PREFERRED SHAREHOLDER AS

TO WHETHER TO TENDER ANY OR ALL SHARES. EACH PREFERRED SHAREHOLDER MUST MAKE HIS OR HER OWN DECISION AS TO WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER.

    Any questions or requests for assistance or additional copies of the enclosed materials may be directed to D.F. King & Co., Inc., the Information Agent, or to us, as Dealer Managers, at the respective addresses and telephone numbers set forth on the back cover of the enclosed Offer to Purchase.

                                          Very truly yours,
                                          Goldman, Sachs & Co.      Smith Barney
                                          Inc.

    NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS THE AGENT OF CSW, CPL, THE DEALER MANAGERS, THE INFORMATION AGENT OR THE DEPOSITARY, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

                          NOTICE OF SOLICITED TENDERS

    List below the number of Shares tendered by each beneficial owner whose tender you have solicited. All Shares in a Series of Preferred beneficially owned by a beneficial owner, whether in one account or several, and in however many capacities, must be aggregated for purposes of completing the table below. Any questions as to what constitutes beneficial ownership should be directed to the Depositary. If the space below is inadequate, list the Shares in a separate signed schedule and affix the list to this Notice of Solicited Tenders.

    ALL NOTICES OF SOLICITED TENDERS SHOULD BE RETURNED TO, AND ALL QUESTIONS CONCERNING THE NOTICES OF SOLICITED TENDERS SHOULD BE DIRECTED TO, THE DEPOSITARY. ALL NOTICES OF SOLICITED TENDERS MUST BE RECEIVED BY THE DEPOSITARY WITHIN THREE BUSINESS DAYS AFTER THE EXPIRATION DATE.

                  BENEFICIAL OWNERS OF FEWER THAN 2,500 SHARES

                                                                       TENDERED SHARES
                                                  NUMBER OF SHARES                         DTC PARTICIPANT
 BENEFICIAL OWNERS                                    TENDERED           VOI NUMBER*           NUMBER
 Beneficial Owner No. 1
 Beneficial Owner No. 2
 Beneficial Owner No. 3
 Beneficial Owner No. 4
 Beneficial Owner No. 5
 Beneficial Owner No. 6
 Beneficial Owner No. 7
 Beneficial Owner No. 8
 Beneficial Owner No. 9
 Beneficial Owner No. 10
      Total

------------------------

 * Complete if Shares delivered by book-entry transfer. Please submit a separate VOI ticket for Shares tendered when the solicitation fee is to be directed to another Soliciting Dealer. At the time of tendering Shares in book-entry form, please indicate your request in the comments field.

                   BENEFICIAL OWNERS OF 2,500 OR MORE SHARES

                                                                       TENDERED SHARES
                                                  NUMBER OF SHARES                         DTC PARTICIPANT
 BENEFICIAL OWNERS                                    TENDERED           VOI NUMBER*           NUMBER
 Beneficial Owner No. 1
 Beneficial Owner No. 2
 Beneficial Owner No. 3
 Beneficial Owner No. 4
 Beneficial Owner No. 5
 Beneficial Owner No. 6
 Beneficial Owner No. 7
 Beneficial Owner No. 8
 Beneficial Owner No. 9
 Beneficial Owner No. 10
      Total

------------------------

 * Complete if Shares delivered by book-entry transfer. Please submit a separate VOI ticket for Shares tendered when the solicitation fee is to be directed to another Soliciting Dealer. At the time of tendering Shares in book-entry form, please indicate your request in the comments field.

    All questions as to the validity, form and eligibility (including time of receipt) of Notices of Solicited Tenders will be determined by the Depositary, in its sole discretion, which determination will be final and binding. Neither the Depositary nor any other person will be under any duty to give notification of any defects or irregularities in any Notice of Solicited Tenders or incur any liability for failure to give such notification.

    The undersigned hereby confirms that: (i) it has complied with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder, in connection with such solicitation; (ii) it is entitled to such compensation for such solicitation under the terms and conditions of the Offer; (iii) in soliciting tenders of Shares, it has used no soliciting materials other than those furnished by CSW; and (iv) if it is a foreign broker or dealer not eligible for membership in the NASD, it has agreed to conform to the NASD's Rules of Fair Practice in making solicitations.

Firm Name                                     Address (Including Zip Code)
By:                                           Area Code and Telephone Number
Title:

                 DO NOT SEND STOCK CERTIFICATES WITH THIS FORM.
                 YOUR STOCK CERTIFICATES MUST BE SENT WITH THE
                             LETTER OF TRANSMITTAL.

                     SOLICITATION FEE PAYMENT INSTRUCTIONS

 Issue check to:
 Name _________________________________________________________________________

                                 (Please Print)
 Address ______________________________________________________________________
 ______________________________________________________________________________

                               (Include Zip Code)
 ______________________________________________________________________________

                (Taxpayer Identification or Social Security No.)